Exhibit 99.1

Edesa Biotech Announces Closing of $3.0 Million Private Placement Priced At-the-Market

TORONTO, ON / ACCESSWIRE / November 3, 2022 / Edesa Biotech, Inc. (NASDAQ:EDSA) (the "Company" or "Edesa"), a clinical-stage biopharmaceutical company focused on inflammatory and immune-related diseases, today announced the closing a private placement directly with investors priced at-the-market under the rules of the Nasdaq Stock Market of 2,691,337 common shares, 12-month warrants to purchase up to an aggregate of 1,345,665 common shares and 3-year warrants to purchase up to an aggregate of 1,345,665 common shares. Officers and directors of the Company purchased approximately $0.5 million of the securities sold in the offering.

Each common share was sold together with one-half of a whole 12-month warrant to purchase one common share and one-half of a whole 3-year warrant to purchase one common share. The common shares and accompanying warrants were sold at a combined offering price of $1.125. The warrants will be exercisable on the earlier to occur of (i) the date that is 60 days from the closing date and (ii) the date a registration statement for the common shares issuable upon exercise of the warrants is declared effective. The exercise price of the 12-month warrants is $1.00, and the exercise price of the 3-year warrants is $1.50.

The gross proceeds to the Company from this offering are approximately $3.0 million, before offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for the advancement of its clinical programs, including the completion of its Phase 2b study in allergic contact dermatitis, working capital and general corporate purposes.

The common shares and warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the common shares underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the common shares, warrants and underlying common shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. The common shares, warrants and the common shares underlying the warrants were offered to "accredited investors" within the meaning of the Canadian National Instrument 45-106 - Prospectus Exemptions. The securities issued will be subject to applicable Canadian hold periods imposed under applicable securities legislation.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Edesa Biotech, Inc.

Edesa Biotech, Inc. (NASDAQ:EDSA) is a clinical-stage biopharmaceutical company focused on developing innovative treatments for inflammatory and immune-related diseases with clear unmet medical needs. The company's two lead product candidates, EB05 and EB01, are in later stage clinical studies. EB05 is a monoclonal antibody therapy that Edesa is developing as a treatment for Acute Respiratory Distress Syndrome (ARDS). Edesa is also developing an sPLA2 inhibitor, designated as EB01, as a topical treatment for chronic allergic contact dermatitis (ACD), a common, potentially debilitating condition and occupational illness. Sign up for news alerts. Connect with Edesa Biotech on Twitter and LinkedIn.

Edesa Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions, including statements related to the offering, including the use of proceeds. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include: market and other conditions, those relating to the anticipated use of proceeds, the ability of Edesa to obtain regulatory approval for or successfully commercialize any of its product candidates, the risk that access to sufficient capital to fund Edesa's operations may not be available or may be available on terms that are not commercially favorable to Edesa, the risk that Edesa's product candidates may not be effective against the diseases tested in its clinical trials, the risk that Edesa fails to comply with the terms of license agreements with third parties and as a result loses the right to use key intellectual property in its business, Edesa's ability to protect its intellectual property, the timing and success of submission, acceptance and approval of regulatory filings, and the impacts of public health crises, such as COVID-19. Many of these factors that will determine actual results are beyond the Company's ability to control or predict. For a discussion of further risks and uncertainties related to Edesa's business, please refer to Edesa's public company reports filed with the U.S. Securities and Exchange Commission and the British Columbia Securities Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, Edesa assumes no obligation to update such statements.

CONTACT:
Gary Koppenjan
Edesa Biotech, Inc.
(805) 488-2800 ext. 150
investors@edesabiotech.com